Exhibit 99.1

AMENDMENT NO. 12 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 12 TO EMPLOYMENT AGREEMENT is entered as of 5:00 p.m. on the 30th day of June, 2014, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and BRIAN L. ROBERTS (“Employee”).

BACKGROUND

WHEREAS, the parties entered into an Employment Agreement dated as of January 1, 2005, as amended (the “Agreement”), that sets forth the terms and conditions of Employee’s employment with the Company, and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions contained herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Subparagraph 2(ii) of the Agreement is hereby deleted and replaced in its entirety by the following: “(ii) June 30, 2015.”

2. Except as modified hereby, the Agreement shall continue unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 12 as of the time and date first-above written.

COMCAST CORPORATION

By:	/s/ Arthur R. Block
Arthur R. Block

Date:	6/30/14

EMPLOYEE:

/s/ Brian L. Roberts
Brian L. Roberts
Date:	6/30/14